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                                                                   June 24, 1997



BY FACSIMILE - 011 46 18 16 64 58 & FEDERAL EXPRESS
---------------------------------------------------

Maris Hartmanis, Ph.D.
Vice President, Research & Development
Pharmacia Biotech AB
Bjorkgatan 30
S-751 82 Uppsala
SWEDEN

Re:  Third Amendment to Option Agreement and Research Agreement
     ----------------------------------------------------------

Dear Dr. Hartmanis:

     Reference is hereby made to the Option Agreement (the "Option Agreement") and the Research and Development Agreement (the "Research Agreement"), each effective as of March 10, 1995, and each as amended by those certain letter agreements dated as of February 13, 1996 ("Amendment No. 1") and September 23, 1996 ("Amendment No. 2"), by and between ArQule, Inc. ("ArQule") and Pharmacia Biotech AB ("Pharmacia"). In consideration of the mutual covenants and agreements hereinafter set forth and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby acknowledge and agree as follows:

     1. In accordance with Section 2.2.1 of the Option Agreement, Pharmacia hereby confirms to ArQule that, by letter dated April 24, 1997; it has elected to extend the Option Period for its Option Rights for Subfiled I (as such capitalized terms are defined in the Option Agreement) through October 30, 1997 in accordance with Section 2.2.1(a) of the Option Agreement. Pharmacia and ArQule acknowledge that this extension of the Option Period represents the third and final extension available under the Option Agreement. Pharmacia and ArQule hereby agree to modify Section 2.3. of the Option Agreement to extend the Negotiation Period as follows. Pharmacia and ArQule will negotiate in good faith the terms and conditions of a license agreement for Subfield I not later than December 31, 1997. In the event that the parties have not executed a license agreement for Subfield I by December 31, 1997, ArQule shall be free to license the ArQule Technology in Subfield I to any third party on any terms.

     2. The Project Plan shall be amended, in accordance with the terms of the Research Agreement, by replacing the Research Project (as such capitalized terms are defined in the Research Agreement) entitled "Research Plan for the Third Ligand Design Project" attached to Amendment No. 2 with the Research Project entitled "Research Plan to Develop Prototypical Affinity Chromatography Media with Synthetic Ligands", a copy of which is


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Dr. Maris Hartmanis
June 24, 1997
Page 2

attached hereto (as so amended, the "Amended Research Project"), for the period commencing on July 1, 1997 and continuing until December 31, 1997. The parties acknowledge that the July 1 commencement date is based on a two-month extension to the Negotiation Period at the conclusion of the second six-month extension to the Option Period. The parties agree that the Amended Research Project has been approved by the Research Committee, as required under Section 2.2. of the Research Agreement.

     3. In consideration of the research to be conducted by ArQule as provided in the Amended Research Project, Pharmacia hereby agrees to pay ArQule $**, payable on or before July 1, 1997.

     Except as otherwise expressly amended by this letter agreement, each of the terms conditions and provisions of the Option Agreement and the Research Agreement, as hereto fore amended by Amendment No. 2, shall remain in full force and effect. This letter agreement may be signed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

                                       Very truly yours,
                                       ARQULE, INC.


                                       By: /s/ Eric B Gordon
                                          --------------------------------------
                                               Eric B. Gordon
                                               President and
                                               Chief Executive Officer

Agreed to and Accepted
this 27th day of June, 1997

PHARMACIA BIOTECH AB


By: /s/ Dr. Maris Hartmanis
   --------------------------------
        Dr. Maris Hartmanis
        Vice-President

cc:  Joseph C. Hogan, Chairman, Senior Vice President, and Chief
      Scientific Officer
     Michael D. Rivard, General Counsel
     John Sorvillo, Vice President, Business Department

     Ulf Lundberg, General Counsel
     Johan Von Heijne, Manager, Strategic Planning

**Confidential treatment has been requested for the marked portion.


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        Research Plan for Third Option Period of the Pharmacia Biotech--
                              ArQule Collaboration


                 Effective date for this research plan will be
                       July 1, 1997 - December 31, 1997.




                                      * *



**Confidential treatment has been requested for the marked portion.